Exhibit 99.2
HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Year-Ended					Quarter-Ended
	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2021	Mar. 31, 2021	Jun. 30, 2021	Sep. 30, 2021	Dec. 31, 2021
Segment and Consolidated Operating Results (in thousands)(1):
Healthcare:
Revenues	$386,970	$420,418	$468,454	$406,536	$444,767	$95,975	$114,750	$104,620	$129,422
Operating income				$105,650	$118,324	$23,827	$30,527	$32,157	$31,813
Segment operating income as a percentage of segment revenues				26.0%	26.6%	24.8%	26.6%	30.7%	24.6%
Education:
Revenues	$181,842	$207,544	$231,210	$223,325	$242,374	$51,342	$60,475	$63,244	$67,313
Operating income				$45,780	$52,398	$8,537	$14,142	$14,516	$15,203
Segment operating income as a percentage of segment revenues				20.5%	21.6%	16.6%	23.4%	23.0%	22.6%
Commercial:
Revenues	$163,758	$167,163	$177,093	$214,266	$218,499	$55,896	$54,901	$56,143	$51,559
Operating income				$39,044	$34,296	$9,850	$11,040	$8,262	$5,144
Segment operating income as a percentage of segment revenues				18.2%	15.7%	17.6%	20.1%	14.7%	10.0%
Total Huron:
Revenues	$732,570	$795,125	$876,757	$844,127	$905,640	$203,213	$230,126	$224,007	$248,294
Reimbursable expenses	75,175	82,874	88,717	26,887	21,318	1,934	3,252	3,690	12,442
Total revenues and reimbursable expenses	$807,745	$877,999	$965,474	$871,014	$926,958	$205,147	$233,378	$227,697	$260,736
Statement of Operations reconciliation:
Segment operating income				$190,474	$205,018	$42,214	$55,709	$54,935	$52,160
Items not allocated at the Segment level:
Other operating expenses				135,255	131,372	28,837	34,325	31,374	36,836
Litigation and other losses (gains)				(150)	173	42	—	56	75
Depreciation and amortization				24,405	20,634	5,095	5,255	5,199	5,085
Goodwill impairment charges(2)				59,816	—	—	—	—	—
Operating income (loss)				(28,852)	52,839	8,240	16,129	18,306	10,164
Other income (expense), net				(5,021)	27,197	(1,299)	122	(2,611)	30,985
Income (loss) from continuing operations before taxes				$(33,873)	$80,036	$6,941	$16,251	$15,695	$41,149

Exhibit 99.2

	Year-Ended					Quarter-Ended
Other Operating Data(1):	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2021	Mar. 31, 2021	Jun. 30, 2021	Sep. 30, 2021	Dec. 31, 2021
Number of revenue-generating professionals by segment (at period end)(3):
Healthcare				1,198	1,703	1,224	1,543	1,686	1,703
Education				892	1,081	894	910	989	1,081
Commercial(4)				959	992	999	1,006	1,049	992
Total				3,049	3,776	3,116	3,459	3,724	3,776
Revenue by capability:
Consulting and Managed Services	$466,805	$498,226	$549,545	$514,086	$555,915	$122,551	$145,004	$135,021	$153,339
Digital	265,765	296,899	327,212	330,041	349,725	80,662	85,122	88,986	94,955
Total	$732,570	$795,125	$876,757	$844,127	$905,640	$203,213	$230,126	$224,007	$248,294
Number of revenue-generating professionals by capability (at period end)(3):
Consulting and Managed Services(5)				1,362	1,838	1,376	1,736	1,871	1,838
Digital				1,687	1,938	1,740	1,723	1,853	1,938
Total				3,049	3,776	3,116	3,459	3,724	3,776
Utilization rate by capability(6):
Consulting				67.6%	70.6%	66.4%	74.6%	71.5%	69.9%
Digital				74.3%	72.5%	71.3%	73.2%	74.2%	71.2%

(1)The historical segment and consolidated operating results and other operating data include divested businesses, including the Life Sciences practice which was divested in Q4 2021.
(2)The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
(3)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the Culture and Organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare Managed Services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(4)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(5)The number of Managed Services revenue-generating professionals as of December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 was 145, 166, 499, 586, and 582, respectively.
(6)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.